MANNING ELLIOT

CHARTERED ACCOUNTANTS

11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7

Phone: 604.714.3600  Fax: 604.714.3669  Web: manningelliott.com





                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 16, 2002 to the Registration Statement on Form SB-2 and related Prospectus of Console Marketing Inc. for the registration of shares of its common stock.


/s/ Manning Elliot

MANNING ELLIOTT, CHARTERED ACCOUNTANTS

Vancouver, Canada

November 19, 2002


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